UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2024

UNITED AIRLINES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

233 S. Wacker Drive, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(872) 825-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
United Airlines Holdings, Inc.	Common Stock, $0.01 par value	UAL	The Nasdaq Stock Market LLC
United Airlines Holdings, Inc.	Preferred Stock Purchase Rights	None	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2024, United Airlines Holdings, Inc. (the “Company”) announced that, on March 29, 2024, the board of directors (the “Board”) of the Company, upon the recommendation of the Nominating/Governance Committee, elected Michelle Freyre to serve as a member of the Board effective on April 1, 2024 for a term continuing to the Company’s next Annual Meeting of Stockholders, when Ms. Freyre will be a nominee for election by stockholders. The size of the Board was increased from 14 directors to 15 directors in connection with the election of Ms. Freyre.

The Board also determined that Ms. Freyre is “independent” under the applicable standards of The Nasdaq Stock Market and the independence standards adopted by the Board in the Company’s Corporate Governance Guidelines. The Board also approved the recommendation of the Nominating/Governance Committee of the Board to assign Ms. Freyre to serve as a member of the Finance Committee and the Public Responsibility Committee of the Board.

There were no arrangements or understandings between Ms. Freyre and any other persons pursuant to which she was elected to the Board, and since the beginning of the last fiscal year, there have been no related party transactions between the Company and Ms. Freyre that would be reportable under Item 404(a) of Regulation S-K.

Ms. Freyre will receive compensation for her service as a non-employee director on the Board in accordance with the Company’s standard compensatory arrangement for non-employee directors, subject to proration to reflect the commencement date of her service on the Board. The Company’s non-employee director compensation program for 2022 is described under the caption “2022 Director Compensation” in the Company’s definitive proxy statement for its 2023 Annual Meeting of Stockholders held on May 24, 2023 filed with the Securities and Exchange Commission on April 13, 2023.

On March 28, 2024 and March 29, 2024, respectively, Carolyn Corvi and James A. C. Kennedy each notified the Board that they would retire and resign from the Board at the end of their current terms effective as of the date of the 2024 Annual Meeting of Stockholders. Neither Ms. Corvi’s departure nor Mr. Kennedy’s departure is due to any disagreement with the Company on any matter relating to the Company's operations, policies or practices. The Company thanks Ms. Corvi and Mr. Kennedy for their Board service.

Item 7.01	Regulation FD Disclosure.

On April 1, 2024, the Company issued a press release regarding Ms. Freyre’s appointment to the Board. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release of United Airlines Holdings, Inc. dated April 1, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED AIRLINES HOLDINGS, INC.

By:	/s/Robert S. Rivkin
Name:	Robert S. Rivkin
Title:	Senior Vice President, Chief Legal Officer and General Counsel

Date: April 1, 2024